Exhibit T3A-30.1

No: 61,230

OUT OF MANY ONE PEOPLE

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Whereas

DUKE SERVICES NUMBER 8 LIMITED

was incorporated as a limited company

under the Companies Act, on the **NINTH** day of **APRIL** One

Thousand Nine Hundred and Ninety-Nine.

And Whereas by special resolution of the Company and with the approval of **the** Registrar

it has changed its name **Now therefore** I hereby certify that the Company is a limited

company incorporated under the name of

MOSSEL (JAMAICA) LIMITED

Given under my hand at Kingston, this **TWENTIETH** day of **JUNE**

Two Thousand.

/s/ S. SMITH
for Registrar of Companies

for Registrar of Companies

Certified to be a true copy
of Certificate of Change of Name
April 27, 2006

No: 61230

Digicel (Jamaica) Limited

Formerly

Mossel (Jamaica) Limited

was incorporated as a limited company under the Companies Act on the

NINTH day of APRIL One Thousand Nine Hundred And Ninety Nine

And Whereas by special resolution of the Company and with the approval of the Registrar it has changed its name

Now therefore I hereby certify that the Company is a limited company incorporated under the name of

Digicel (Jamaica) Limited

Given under my hand at St. Andrew, this

SIXTH day of SEPTEMBER Two Thousand And Seven

/s/ C. NEIL
for Registrar of Companies

for Registrar of Companies

Certified to be a true copy
of Certificate of Change of Name
September 27, 2012.